Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated combined financial information is provided to aid you in your analysis of the financial aspects of the Merger and related transactions and presents the combination of the financial information of Pieris and Palvella adjusted to give effect to the Merger and related transactions, or collectively, the Pro Forma Adjustments. Capitalized terms included but not defined below have the same meaning as defined elsewhere in this proxy statement/prospectus.

On July 23, 2024, Pieris, Merger Sub, and Palvella entered into the Merger Agreement, pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Palvella, with Palvella continuing as a wholly- owned subsidiary of Pieris. After the completion of the Merger, Pieris will change its corporate name to “Palvella Therapeutics, Inc.” The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. If the Merger is completed, the business of Palvella will continue as the business of the combined company.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of Palvella capital stock (including shares of Palvella common stock and Palvella preferred stock) (excluding dissenting shares) will be converted solely into the right to receive a number of shares of Pieris common stock calculated in accordance with the Merger Agreement, equal to the exchange ratio calculated in accordance with the Merger Agreement. Based on Pieris’ and Palvella’s capitalization as of July 23, 2024, the date the Merger Agreement was executed, the exchange ratio is estimated to be approximately 0.315478222 shares of Pieris common stock for each share of Palvella common stock. Immediately after the Merger, but without giving effect to the PIPE Financing, Pieris securityholders as of immediately prior to the Merger are expected to own approximately 18% of the outstanding shares of capital stock of the combined company and Palvella securityholders as of immediately prior to the Merger are expected to own approximately 82% of the outstanding shares of capital stock of the combined company, in each case, on a fully-diluted basis, calculated using the treasury stock method, and subject to certain assumptions, including, but not limited to a valuation for Pieris equal to $21.0 million, provided, that (a) if Pieris’ net cash as of the closing is greater than $11 million, then Pieris’ valuation will be adjusted upwards on a dollar-for-dollar basis by the difference of: (i) Pieris’ net cash, minus (ii) $11 million, and (b) if Pieris’ net cash is less than $11 million, then Pieris’ valuation will be adjusted downwards on a dollar-for-dollar basis by the difference of: (i) $11 million, minus (ii) Pieris’ net cash, as further described in the Merger Agreement.

Because, among other factors, the number of shares of Pieris common stock issuable to Palvella’s securityholders is determined based on Pieris’ net cash balance as of the close of business on the last business day prior to the anticipated closing date of the Merger, Pieris cannot be certain of the exact number of shares that will be issued to (or reserved for issuance to) Palvella’s stockholders. The exchange ratio referenced above is an estimate only and the final exchange ratio will be determined pursuant to a formula described in detail in the Merger Agreement and included elsewhere in this proxy statement/prospectus.

Each stock option granted under the Palvella Stock Plan that is outstanding immediately prior to the effective time of the Merger will be assumed by Pieris and will become an option to acquire, on the same terms and conditions as were applicable to such Palvella stock option immediately prior to the effective time of the Merger, a number of shares of Pieris common stock equal to the number of shares of Palvella’s common stock subject to the unexercised portion of the Palvella stock option immediately prior to the effective time of the Merger, multiplied by the exchange ratio (rounded down to the nearest whole share number) with an exercise price per share for the options equal to the exercise price per share of such Palvella stock option immediately prior to the effective time of the Merger divided by the exchange ratio (rounded up to the nearest whole cent). Such assumed options will continue to be governed by the terms and conditions of the Palvella Stock Plan.

All outstanding Pieris stock options were canceled prior to the Merger for no consideration due to these awards being out of money. This decision aligns with Pieris' current stock compensation plan and reflects the financial strategy to streamline equity compensation amidst ongoing developments and collaborations.

The pre-Merger employment agreements for the two Pieris executives also included severance, bonus and retention payments, the aggregate of which will be treated as pre-combination compensation expense of Pieris and is included in the liabilities assumed by Palvella upon closing of the Merger. In addition, certain non-executive Pieris employees entered into separation agreements prior to Merger negotiations with Palvella, pursuant to which they are entitled to severance, bonus, and retention payments. These payments will be treated as pre-combination compensation expense of Pieris and will also be included in the liabilities assumed by Palvella upon closing of the Merger.

Contingent Value Rights Agreement

At or prior to the effective time of the Merger, Pieris will enter into a CVR Agreement with a rights agent (the “Rights Agent”) and a CVR holder representative, pursuant to which each holder of record of shares of Pieris’ common stock and preferred stock entitled to receive a dividend in accordance with the terms of such preferred stock will receive the right to one contingent value right (each, a “CVR”) for each outstanding share of Pieris’ common stock held by such stockholder, or share of common stock underlying such preferred stock, held by such stockholder, on such date. Each CVR will represent the contractual right to receive payments upon the receipt of payments by Pieris or any of its affiliates under certain strategic partner agreements, including existing collaboration agreements pursuant to which Pieris may be entitled to milestones and royalties in the future and other outlicensing agreements for certain of Pieris’ legacy assets, and upon the receipt of certain research and development tax credits in favor of Pieris or any of its affiliates, in each case as set forth in, and subject to and in accordance with the terms and conditions of, the CVR Agreement.

Management concluded that the CVRs meet the definition of a derivative and will be initially measured at the aggregate estimated fair value of the CVRs and will be subsequently remeasured at estimated fair value on a recurring basis at each reporting period date. Changes in fair value of the CVR derivative are presented in the consolidated statements of operations and comprehensive income (loss). The derivative value is based on significant inputs not observable in the market such as estimated cash flows, estimated probabilities of success, and risk-adjustment discount rates, which represent a Level 3 measurement within the fair value hierarchy. Management has concluded that there is no value associated with the CVRs as the likelihood of any payments received in connection with Pieris’ legacy assets is remote.

Palvella Private Financing and PIPE Financing

On June 6, 2024, Palvella initiated a sequence of convertible notes with certain investors via the Convertible Note Purchase Agreement, or the Note Purchase Agreement. Under the Note Purchase Agreement, the investors have committed to extend credit to Palvella, providing up to a total of $20 million, or the Authorized Principal Amount, via convertible promissory notes. Through the issuance date of this filing, the Company has received $18.4 million of gross proceeds in exchange for convertible promissory notes issued. The convertible note bears an annual interest of 2.0% plus SOFR and shall be due and payable upon the earlier to occur of June 2027 or certain events defined in the Note Purchase Agreement. Under certain circumstances, the convertible note is convertible at the option of requisite holders into the Company’s equity securities at defined conversion prices. The terms of the convertible note specify that upon the consummation of the Merger, all outstanding principal and any unpaid accrued interest on the notes shall be automatically converted into common stock.

On July 23, 2024, concurrently with the execution and delivery of the Merger Agreement, the PIPE Investors entered into the Purchase Agreement with Pieris, pursuant to which such PIPE Investors have agreed to subscribe for and purchase (either for cash or in exchange for the termination and cancellation of outstanding convertible notes issued by Palvella), and Pieris has agreed to issue and sell to the PIPE Investors, an aggregate of up to 3,168,048 of shares of Pieris common stock at a price per share equal to the Purchase Price, subject to adjustment as set forth in the Purchase Agreement, and/or in lieu of Pieris common stock to certain purchasers who so choose, Pre-Funded Warrants to purchase up to 2,466,456 shares of Pieris common stock at a purchase price per Pre-Funded Warrant equal to the Purchase Price minus $0.001. The gross proceeds from the PIPE Financing are expected to be approximately $78.9 million, before paying estimated expenses.

The Merger is expected to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Pieris, which is the legal acquirer, is treated as the “acquired” company for financial reporting purposes and Palvella is treated as the accounting acquirer. This determination was primarily due to Pieris being determined to be a shell company in that it did not meet the US GAAP definition of a business, did not have more than nominal assets, and does not have more than nominal operations at the time of the merger. Further, it is expected that, immediately following the Merger, Palvella’s stockholders will have a majority of the voting power of the combined company, Palvella will control four of five seats on the board of directors of the combined company, and Palvella’s senior management will comprise all of the senior management of the combined company. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of a capital transaction in which Palvella is issuing stock for the net assets of Pieris. The net assets of Pieris will be stated at historical cost, with no goodwill or other intangible assets recorded.

The following unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2024 combines the historical condensed consolidated balance sheet of Pieris as of September 30, 2024 with the historical balance sheet of Palvella as of September 30, 2024 giving further effect to the Pro Forma Adjustments, as if they had been consummated as of September 30, 2024.

The following unaudited pro forma condensed consolidated combined statements of operations for the year ended December 31, 2023 combine the historical condensed consolidated statement of operations of Pieris for the year ended December 31, 2023 and the historical statements of operations of Palvella for the year ended December 31, 2023, giving effect to the Pro Forma Adjustments as if they had been consummated on January 1, 2023, the beginning of the earliest period presented.

The following unaudited pro forma condensed consolidated combined statements of operations for the nine months ended September 30, 2024 combine the historical condensed consolidated statement of operations of Pieris for the nine months ended September 30, 2024 and the historical statements of operations of Palvella for the nine months ended September 30, 2024, giving effect to the Pro Forma Adjustments as if they had been consummated on January 1, 2023, the beginning of the earliest period presented.

The unaudited pro forma condensed consolidated combined financial statements have been derived from and should be read in connection with:

●	the accompanying notes to the unaudited pro forma condensed consolidated combined financial statements;
●

the historical unaudited condensed consolidated financial statements of Pieris as of and for the nine months ended September 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus;

●	the historical unaudited condensed financial statements of Palvella as of and for the nine months ended September 30, 2024 and the related notes included elsewhere in this proxy statement/prospectus;
●	the historical audited consolidated financial statements of Pieris as of and for the year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus;
●	the historical audited financial statements of Palvella as of and for the year ended December 31, 2023 and the related notes included elsewhere in this proxy statement/prospectus;
●

the sections entitled “Pieris Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Palvella Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to Pieris and Palvella included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed consolidated combined financial information is based on the assumptions and adjustments that are described in the accompanying notes. The accounting for the Merger requires the financial calculation of Pieris’ net cash. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed consolidated combined financial information. Differences between these preliminary estimates and the final accounting, expected to be completed after the closing of the Merger, will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed consolidated combined financial information and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined consolidated financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed consolidated combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had Pieris and Palvella been a combined organization during the specified periods. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited condensed consolidated combined pro forma financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed consolidated combined financial information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2024

(in thousands)

	Historical
	Palvella	Pieris	Private Financing Adjustments	Note 4	Transaction Accounting Adjustments	Note 4	Pro Forma Combined Total
Asset
Current assets:
Cash and cash equivalents	$14,207	$19,363	$6,000	(a)	$53,501	(b) (f)	$93,071
Accounts receivable	-	373	-		-		373
Other receivables	-	506	-		-		506
Deferred transaction costs	1,673	-	-		(1,673)	(f)	-
Prepaid expenses and other current assets	441	280	-		-		721
Total Current Assets	16,321	20,522	6,000		51,828		94,671
Total assets	$16,321	$20,522	$6,000		$51,828		$94,671
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts Payable	$3,130	$801	$-		$-		$3,931
Accrued expenses and other current liabilities	4,505	3,453	-		(1,124)	(c) (f)	6,834
Total Current Liabilities	7,635	4,254	-		(1,124)		10,765
Royalty agreement liability	10,819	-	-		-		10,819
Derivative liabilities – royalty agreement	1,418	-	-		-		1,418
Convertible promissory notes	13,250	-	6,000	(a)	(19,250)	(d)	-
Total liabilities	33,122	4,254	6,000		(20,374)		23,002
Palvella convertible preferred stock	70,603	-	-		(70,603)	(e)	-
Pieris convertible preferred stock	-	-	-		-		-
Stockholders’ equity (deficit):
Palvella common stock, $0.00001 par value	-	-	-		-		-
Pieris common stock	-	1	-		13	(b) (d) (e)	14
Additional paid-in capital	2,380	342,916	-		(183,057)	(b) (d) (e) (f) (g) (h)	162,239
Accumulated other comprehensive (loss) income	-	(316)	-		316	(g)	-
Accumulated deficit	(89,784)	(326,333)	-		325,533	(c) (f) (h)	(90,584)
Total stockholders’ equity (deficit)	(16,801)	16,268	-		72,202		71,669
Total liabilities, convertible preferred stock and stockholders’ equity	$16,321	$20,522	$-		$51,828		$94,671

See accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

(in thousands, except share and per share data)

	Historical
	Palvella	Pieris	Private Financing Adjustments	Note 4	Transaction Accounting Adjustments	Note 4	Pro Forma Combined Total
Revenue:
Customer revenue	$-	$6	$-		$-		$6
Collaboration revenue	-	47	-		-		47
Total revenue	-	53	-		-		53
Operating expenses:
Research and development	5,608	1,523	-		-		7,131
General and administrative	4,121	11,145	-		-		15,266
Total operating expenses	9,729	12,668	-		-		22,397
Operating loss	(9,729)	(12,615)	-		-		(22,344)
Other income (expense), net:
Interest income (expense)	(2,764)	610	-		-		(2,154)
Interest income (expense) – convertible notes payable	(249)	-	-		249	(i)	-
Fair value adjustments on derivative liabilities	(404)	-	-		-		(404)
Fair value adjustments on convertible notes payable	(568)	-	-		568	(j)	-
Other income (loss)	231	636	-		-		867
Total other income (expense), net	(3,754)	1,246	-		817		(1,691)
Net Income (loss)	$(13,483)	$(11,369)	$-		$817		$(24,035)
Net profit (loss) per share
Basic	$(2.46)	$(8.84)					$(1.76)
Diluted	$(2.46)	$(8.84)					$(1.76)
Weighted average number of common shares outstanding
Basic	5,720,009	1,285,000				(k)	13,652,523
Diluted	5,720,009	1,285,000				(k)	13,652,523

See accompanying notes to the unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

(in thousands, except share and per share data)

	Historical
	Palvella	Pieris	Private Financing Adjustments	Note 4	Transaction Accounting Adjustments	Note 4	Pro Forma Combined Total
Revenue:
Customer revenue	$-	$38,711	$-		$-		$38,711
Collaboration revenue	-	4,099	-		-		4,099
Total revenue	-	42,810	-		-		42,810
Operating expenses:
Research and development	8,793	41,801	-		-		50,594
General and administrative	3,076	16,853	-		800	(f)	20,729
Asset impairment	-	13,912	-		-		13,912
Total operating expenses	11,869	72,566	-		800		85,235
Operating loss	(11,869)	(29,756)	-		-		(42,425)
Other income (expense), net:
Interest income (expense)	6,265	1,851	-		-		8,116
Grant income	-	3,612	-		-		3,612
Gain on extinguishment – royalty agreement	23,098	-			-		23,098
Fair value adjustments on derivative liabilities	485	-	-		-		485
Other income (loss)	712	(250)	-		-		462
Total other income (expense), net	30,560	5,213	-		-		35,773
Net Income (loss)	$18,691	$(24,543)	$-		$800		$(6,652)
Net profit (loss) per share
Basic	$0.68	$(21.80)					$(0.49)
Diluted	$0.67	$(21.80)					$(0.49)
Weighted average number of common shares outstanding
Basic	5,720,009	1,125,800				(k)	13,576,875
Diluted	5,796,956	1,125,800				(k)	13,576,875

See accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

1.	Description of the Transactions

The Merger

On July 23, 2024, Pieris, Merger Sub, and Palvella entered into the Merger Agreement, pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Palvella, with Palvella continuing as a wholly- owned subsidiary of Pieris. After the completion of the Merger, Pieris will change its corporate name to “Palvella Therapeutics, Inc.” The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. If the Merger is completed, the business of Palvella will continue as the business of the combined company.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each outstanding share of Palvella capital stock (including shares of Palvella common stock and Palvella preferred stock) (excluding dissenting shares) will be converted solely into the right to receive a number of shares of Pieris common stock calculated in accordance with the Merger Agreement, equal to the exchange ratio calculated in accordance with the Merger Agreement. Based on Pieris’ and Palvella’s capitalization as of December 13, 2024, the exchange ratio is 0.309469242 shares of Pieris common stock for each share of Palvella common stock. Immediately after the Merger, but without giving effect to the PIPE Financing, Pieris securityholders as of immediately prior to the Merger are expected to own approximately 18.4% of the outstanding shares of capital stock of the combined company and Palvella securityholders as of immediately prior to the Merger are expected to own approximately 81.6% of the outstanding shares of capital stock of the combined company, in each case, on a fully-diluted basis, calculated using the treasury stock method, and subject to certain assumptions, including, a valuation for Pieris equal to $21.4 million.

Because, among other factors, the number of shares of Pieris common stock issuable to Palvella’s securityholders is determined based on Pieris’ net cash balance as of the close of business on the last business day prior to the anticipated closing date of the Merger, Pieris cannot be certain of the exact number of shares that will be issued to (or reserved for issuance to) Palvella’s stockholders. The exchange ratio referenced above is an estimate only and the final exchange ratio will be determined pursuant to a formula described in detail in the Merger Agreement and included elsewhere in this proxy statement/prospectus.

Each stock option granted under the Palvella Stock Plan that is outstanding immediately prior to the effective time of the Merger will be assumed by Pieris and will become an option to acquire, on the same terms and conditions as were applicable to such Palvella stock option immediately prior to the effective time of the Merger, a number of shares of Pieris common stock equal to the number of shares of Palvella’s common stock subject to the unexercised portion of the Palvella stock option immediately prior to the effective time of the Merger, multiplied by the exchange ratio (rounded down to the nearest whole share number) with an exercise price per share for the options equal to the exercise price per share of such Palvella stock option immediately prior to the effective time of the Merger divided by the exchange ratio (rounded up to the nearest whole cent). Such assumed options will continue to be governed by the terms and conditions of the Palvella Stock Plan.

All outstanding Pieris stock options were canceled prior to the Merger for no consideration due to these awards being out of money. This decision aligns with Pieris' current stock compensation plan and reflects the financial strategy to streamline equity compensation amidst ongoing developments and collaborations.

The pre-Merger employment agreements for the two Pieris executives also included severance, bonus and retention payments, the aggregate of which will be treated as pre-combination compensation expense of Pieris and is included in the liabilities assumed by Palvella upon closing of the Merger. In addition, certain non-executive Pieris employees entered into separation agreements prior to Merger negotiations with Palvella, pursuant to which they are entitled to severance, bonus, and retention payments. These payments will be treated as pre-combination compensation expense of Pieris and will also be included in the liabilities assumed by Palvella upon closing of the Merger.

Contingent Value Rights Agreement

At or prior to the effective time of the Merger, Pieris will enter into a CVR Agreement with a rights agent (the “Rights Agent”) and a CVR holder representative, pursuant to which each holder of record of shares of Pieris’ common stock and preferred stock entitled to receive a dividend in accordance with the terms of such preferred stock will receive the right to one contingent value right (each, a “CVR”) for each outstanding share of Pieris’ common stock held by such stockholder, or share of common stock underlying such preferred stock, held by such stockholder, on such date. Each CVR will represent the contractual right to receive payments upon the receipt of payments by Pieris or any of its affiliates under certain strategic partner agreements, including existing collaboration agreements pursuant to which Pieris may be entitled to milestones and royalties in the future and other outlicensing agreements for certain of Pieris’ legacy assets, and upon the receipt of certain research and development tax credits in favor of Pieris or any of its affiliates, in each case as set forth in, and subject to and in accordance with the terms and conditions of, the CVR Agreement.

Management concluded that the CVRs meet the definition of a derivative and will be initially measured at the aggregate estimated fair value of the CVRs and will be subsequently remeasured at estimated fair value on a recurring basis at each reporting period date. Changes in fair value of the CVR derivative are presented in the consolidated statements of operations and comprehensive income (loss). The derivative value is based on significant inputs not observable in the market such as estimated cash flows, estimated probabilities of success, and risk-adjustment discount rates, which represent a Level 3 measurement within the fair value hierarchy. Management has concluded that there is no value associated with the CVRs as the likelihood of any payments received in connection with Pieris’ legacy assets is remote.

Palvella Private Financing and PIPE Financing

On June 6, 2024, Palvella initiated a sequence of convertible notes with certain investors via the Convertible Note Purchase Agreement, or the Note Purchase Agreement. Under the Note Purchase Agreement, the investors have committed to extend credit to Palvella, providing up to a total of $20 million, or the Authorized Principal Amount, via convertible promissory notes. Through the issuance date of this filing, the Company has received $18.4 million of gross proceeds in exchange for convertible promissory notes issued. The convertible note bears an annual interest of 2.0% plus SOFR and shall be due and payable upon the earlier to occur of June 2027 or certain events defined in the Note Purchase Agreement. Under certain circumstances, the convertible note is convertible at the option of requisite holders into the Company’s equity securities at defined conversion prices. The terms of the convertible note specify that upon the consummation of the Merger, all outstanding principal and any unpaid accrued interest on the notes shall be automatically converted into common stock.

On July 23, 2024, concurrently with the execution and delivery of the Merger Agreement, the PIPE Investors entered into the Purchase Agreement with Pieris, pursuant to which such PIPE Investors have agreed to subscribe for and purchase (either for cash or in exchange for the termination and cancellation of outstanding convertible notes issued by Palvella), and Pieris has agreed to issue and sell to the PIPE Investors, an aggregate of up to 3,154,241 of shares of Pieris common stock at a price per share equal to the Purchase Price, subject to adjustment as set forth in the Purchase Agreement, and/or in lieu of Pieris common stock to certain purchasers who so choose, Pre-Funded Warrants to purchase up to 2,592,585 shares of Pieris common stock at a purchase price per Pre-Funded Warrant equal to the Purchase Price minus $0.001. The gross proceeds from the PIPE Financing are expected to be approximately $78.9 million, before paying estimated expenses.

The Merger is expected to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Pieris, which is the legal acquirer, is treated as the “acquired” company for financial reporting purposes and Palvella is treated as the accounting acquirer. This determination was primarily due to Pieris being determined to be a shell company in that it did not meet the US GAAP definition of a business, did not have more than nominal assets, and does not have more than nominal operations at the time of the merger. Further, it is expected that, immediately following the Merger, Palvella’s stockholders will have a majority of the voting power of the combined company, Palvella will control four of five seats on the board of directors of the combined company, and Palvella’s senior management will comprise all of the senior management of the combined company. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of a capital transaction in which Palvella is issuing stock for the net assets of Pieris. The net assets of Pieris will be stated at historical cost, with no goodwill or other intangible assets recorded.

2.	Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated combined financial information was prepared pursuant to the rules and regulations of Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated combined balance sheet as of September 30, 2024 was prepared using the historical balance sheets of Pieris and Palvella as of September 30, 2024, and gives effect to the Merger and the PIPE Financing as if they occurred on September 30, 2024. The unaudited pro forma condensed consolidated combined statement of operations for the nine months ended September 30, 2024, and for the year ended December 31, 2023, were prepared using the historical statements of operations of Pieris and Palvella for the nine months ended September 30, 2024 and for the year ended December 31, 2023, respectively, and gives effect to the Merger and the PIPE Financing as if they occurred on January 1, 2023.

The Merger is expected to be accounted for as a reverse recapitalization in accordance with GAAP, which is the equivalent of a capital transaction in which Palvella has issued stock for the net assets of Pieris. As the operations of Pieris are in the process of being wound down leading up to the date of the Merger, the net assets of Pieris are expected to be nominal as of the date of the Merger, resulting in Pieris being a public shell company. Upon the Merger, the net assets of Pieris will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger are of Palvella.

Accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications. During preparation of the unaudited pro forma condensed consolidated combined financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies. Following the Merger and the PIPE Financing, management will conduct a final review of Pieris accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of Pieris results of operations or reclassification of assets or liabilities to conform to Palvella’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on this unaudited pro forma condensed consolidated combined financial information.

Palvella and Pieris may incur significant costs associated with integrating their operations after the Merger is completed. The unaudited pro forma condensed combined financial information does not reflect the costs of any integration activities or benefits that may result from realization of future cost savings from operating efficiencies, which may result from the Merger.

To the extent that there are significant changes to the business following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma condensed consolidated financial information could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

3.	Shares of Pieris Common Stock Issued to Palvella’s Stockholders Upon Closing of the Merger

At the effective time of the Merger, Pieris expects to issue 6,650,532 shares of common stock to the stockholders of Palvella in the Merger, determined as follows:

Shares
Palvella shares of common stock outstanding	5,720,009
Shares of Palvella convertible preferred stock outstanding	15,360,787
Total Palvella common stock equivalent shares	21,080,796
Exchange ratio	0.309469242
Estimated shares of Pieris common stock to be issued to Palvella stockholders upon closing of the Merger	6,523,750

4.	Pro Forma Adjustments

Adjustments included in the column under the heading “Transaction Accounting Adjustments” are primarily based on information contained within the Merger Agreement, the Note Purchase Agreement, and the PIPE. Adjustments included in the column under the heading “Private Financing Adjustments” are primarily based on information contained in the Note Purchase Agreement and the PIPE. Further analysis will be performed upon completion of the Merger to confirm these estimates.

Based on a review of Pieris’ summary of significant accounting policies, the nature and amount of any adjustments to the historical consolidated financial statements of Pieris to conform to the accounting policies of Palvella are not expected to be significant.

Both Palvella and Pieris have a history of generating net operating losses and maintain a full valuation allowance against their net deferred tax assets. As a result, both entities have not reflected an income tax benefit or expense within the historical financial statement periods presented. Management has not identified any changes to the income tax positions due to the Merger that would result in an incremental tax expense or benefit. Accordingly, no tax-related adjustments have been reflected for the pro forma adjustments.

The pro forma adjustments, based on preliminary estimates that may change significantly as additional information is obtained, are as follows:

(a)

To reflect $18.4 million in gross proceeds received pursuant to the Note Purchase Agreement as of the date of this filing, with $12.4 million of the proceeds already accounted for on Palvella’s historical balance sheet as of September 30, 2024.

(b)

To reflect the $60.0 million received in connection with the PIPE, for which approximately 4.3 million shares of Pieris common stock are to be issued, offset by $6.5 million in transaction costs incurred.

(c)

To reflect Pieris’ estimated compensation expense of $0.5 million related to severance, retention, and bonus payments that were negotiated pre-Merger but had not yet been paid or fully accrued for as of September 30, 2024. As such, the $0.5 million is recorded as an assumed liability within the unaudited combined pro forma balance sheet as of September 30, 2024, and offset to accumulated deficit. As it is considered a preacquisition expense, there is no related adjustment within the unaudited condensed consolidated combined pro forma statements of operations. This amount is offset by the payment at the closing of the merger of $1.7 million in transaction costs accrued as of September 30, 2024.

(d)

To reflect the conversion of the $18.4 million issued under the Note Purchase Agreement, plus accrued interest for a total of $18.9 million to 1.3 million shares of Pieries common stock upon closing of the Merger.

(e)

To reflect the exchange of 15,360,787 shares of Palvella convertible preferred stock into shares of Palvella common stock, which, together with the 5,720,009 shares of outstanding Palvella common stock, were then converted in aggregate into 6,523,750 shares of Pieris common stock based on the exchange ratio.

(f)

To reflect Palvella’s preliminary estimated transaction costs of $6.5 million in connection with the Merger, such as advisor fees, legal fees, printer fees, and accounting expenses, of which $1.7 million of the transaction costs already accrued and deferred on Palvella’s historical balance sheet as of September 30, 2024. These transaction costs that are directly attributable to the transaction are recorded as an offset to additional paid-in capital. Based on the estimates of management, of the $6.5 million of transaction costs incurred, $5.7 million was offset against additional paid-in capital and $0.8 million was recorded to general and administrative expense in the unaudited condensed consolidated combined pro forma statement of operations.

(g)	To reflect the reclassification of Pieris accumulated other comprehensive income (loss) into additional paid-in capital.

(h)	To reflect the reclassification of historical accumulated deficit of Pieris into additional paid-in capital.

(i)

To reflect the reversal of interest expense accrued on the convertible notes during the period ended September 30, 2024 that will be converted to shares of Pieris common stock upon closing of the Merger.

(j)	To reflect the reversal of change in fair value of the convertible notes during the period ended September 30, 2024 that will be converted to share of Pieris common stock upon closing of the merger.

(k)

The pro forma combined basic and diluted earnings per share have been adjusted to reflect the pro forma net income (loss) for the nine months ended September 30, 2024, and the year ended December 31, 2023. In addition, the number of shares used to calculate the pro forma combined basic and diluted net income (loss) per share has been adjusted to reflect the estimated total number of shares of common stock of the combined company that would be outstanding as of the Merger closing date, including the shares to be issued in the PIPE Financing, as if they have been outstanding for the entirety of the periods presented. For the nine months ended September 30, 2024, and the year ended December 31, 2023, the pro forma weighted average shares outstanding has been calculated as follows:

	September 30, 2024	December 31, 2023
Weighted-average Palvella common shares outstanding – basic and diluted	5,720,009	5,720,009
Palvella convertible preferred stock	15,360,787	15,360,787
Total	21,080,796	21,080,796
Application of exchange ratio	0.309469	0.309469
Adjusted Weighted-average Palvella common shares outstanding – basic and diluted	6,523,750	6,523,750
$18.9 million of Palvella convertible notes	1,347,666	1,347,666
$60.0 million of PIPE Financing	4,286,838	4,286,838
Weighted-average Pieris common shares outstanding	1,285,000	1,125,800
Pieris convertible preferred stock	208,331	208,331
Pieris reverse stock split adjustment	-	83,552
Pieris planned issuance of common shares	938	938
Pro forma combined weighted average number of shares of common stock – basic and diluted	13,652,523	13,576,875